Exhibit 99.1


                       Argonaut Group, Inc. Announces 2005
       Fourth Quarter and Full Year Results; Company Delivers Record 2005
                 Results Despite Impact of Multiple Hurricanes


    SAN ANTONIO--(BUSINESS WIRE)--Feb. 7, 2006--Argonaut Group, Inc. (NASDAQ:AGII) today announced financial results for the three months and year ended Dec. 31, 2005.

    Highlights include the following:

    For the year ended Dec. 31, 2005

    -- Gross written premiums topped $1 billion for the first time in the Company's history;

    -- Record levels also were achieved for net written and earned premiums;

    -- Underwriting income increased to a record $9.3 million compared to $1.4 million in 2004;

    -- Net income was $80.5 million, a 12.1 percent increase versus $71.8 million in 2004;

    -- Total revenue of $786.2 million and operating income of $78.2 million set new highs, up from 2004 levels by 11.6 percent and
        40.9 percent, respectively;

    -- Cash flow from operations was $331.1 million compared to $122.9 million for 2004;

    -- Book value increased 10.4 percent to $21.73 per fully diluted share versus $19.68 per share at Dec. 31, 2004.

    For the quarter ended Dec. 31, 2005

    -- Record performances were set for gross written, net written and earned premiums;

    --  Total revenue was at a record $212.4 million;

    -- Argonaut Group's Excess and Surplus Lines, Select Markets and Public Entity segments delivered sub-90 percent combined ratios;

    -- Net income was $25.4 million versus $26.2 million in the fourth quarter of 2004;

    -- Operating income increased to $26.1 million, a 9.7 percent increase over the fourth quarter of 2004;

    Argonaut Group President and Chief Executive Officer Mark E. Watson III said, "Our excellent fourth quarter results helped Argonaut Group achieve a record-setting year. We are pleased with these results given the challenges the Company and our insureds experienced in 2005 from Hurricanes Katrina, Rita and Wilma.
    "The Company had several notable achievements during 2005 -- we established a $1 billion milestone in gross written premiums, resolved several major legacy issues that were a concern to shareholders, and demonstrated the strength and resilience of the Company by producing record results while absorbing the impact of several major hurricanes," said Watson.

    FINANCIAL RESULTS

    For the fourth quarter of 2005, Argonaut Group reported net income of $25.4 million or $0.76 per diluted common share on 33.2 million shares, which includes pre-tax operating income of $26.1 million, pre-tax realized gains on sales of investments of $1.6 million and $2.3 million of tax expense. This compares to net income of $26.2 million or $0.84 per diluted common share on 30.9 million shares, which includes pre-tax operating income of $23.8 million, realized gains on sales of investments of $2.4 million and no tax expense during the same three-month period in 2004. The Company believes operating income is another meaningful measure of Argonaut Group's performance, yet differs from net income under accounting principles generally accepted in the United States (GAAP) in that operating income excludes income tax benefit or expense and net realized investment gains and losses. For a reconciliation of operating income to GAAP net income for the three months and year ended Dec. 31, 2005 and 2004, respectively, please refer to the reconciliation table attached to this news release.
    Total revenue was at a record $212.4 million during the fourth quarter of 2005, up 13.9 percent from $186.5 million for the comparable quarter in 2004. Total revenue includes realized gains on the sales of investments, which were $1.6 million and $2.4 million for the fourth quarters of 2005 and 2004, respectively. Earned premiums for the three months ended Dec. 31, 2005 were a record $187.8 million compared to $165.6 million for 2004, or a 13.4 percent increase.
    The Group combined ratio for the fourth quarter of 2005 was 96.7 percent, versus 94.7 percent for the same three-month period in 2004. The Group combined ratio for the fourth quarter of 2005 included approximately $1.7 million in hurricane losses, versus no hurricane impact in the fourth quarter of 2004. Additionally, the combined ratio for the fourth quarter of 2005 includes a $6.2 million charge related to an increase in the allowance for doubtful accounts associated with reinsurance balances recoverable in the run-off segment. The combined ratios for Excess and Surplus Lines, Select Markets and Public Entity were 88.6 percent, 89.4 percent, and 81.4 percent, respectively.
    For the year ended Dec. 31, 2005, Argonaut Group reported net income of $80.5 million or $2.53 per diluted common share on 31.8 million weighted average shares, which included hurricane losses of approximately $15.3 million. This compares to net income in 2004 of $71.8 million or $2.33 per diluted common share, which included hurricane losses of approximately $19.5 million. Total revenue in 2005 was a record $786.2 million versus $704.2 million in 2004. Total revenue includes realized gains on sales of investments of $3.3 million and $5.2 million for the years ended Dec. 31, 2005 and Dec. 31, 2004, respectively. Earned premiums for 2005 were a record $699.0 million compared to $633.9 million in 2004, up 10.3 percent.
    The Group combined ratio for 2005 was 98.7 percent versus 99.8 percent in 2004. The Group combined ratio for 2005 and 2004 included hurricane losses of approximately $15.3 million and $19.5 million, respectively. The Group combined ratio exclusive of hurricane losses was 96.6 percent in 2005 and 96.7 percent in 2004.

    SEGMENT RESULTS

    Excess & Surplus Lines (E&S) -- For the fourth quarter of 2005, gross written premiums for E&S totaled $178.1 million, resulting in record pre-tax operating income of $21.6 million. This compares to gross written premiums of $105.6 million and operating income of $15.4 million in the fourth quarter of 2004. The combined ratio for the 2005 fourth quarter of 88.6 percent, versus 87.6 percent a year earlier, includes approximately $1.5 million in hurricane losses versus no hurricane losses in the comparable period of 2004. The E&S segment's combined ratio, exclusive of 2005 fourth quarter hurricane losses, was
87.3 percent.
    For the year ended Dec. 31, 2005, gross written premiums for E&S were a record $619.8 million, generating record operating income of $57.7 million and a combined ratio of 92.6 percent. This compares to gross written premiums of $421.2 million, operating income of $36.9 million and a combined ratio of 94.8 percent for 2004. E&S's combined ratios for 2005 and 2004 included $9.8 million and $16.9 million in hurricane losses, respectively.

    Select Markets -- During the fourth quarter, gross written premiums were a record $79.2 million generating record operating income of $9.3 million, compared to gross written premiums of $56.6 million and operating income of $5.0 million during the same period in 2004. The combined ratio for the 2005 fourth quarter of 89.4 percent includes $351,000 in hurricane losses, versus a combined ratio of 96.1 percent and no hurricane losses in the fourth quarter of 2004.
    For the year ended Dec. 31, 2005, gross written premiums for Select Markets were a record $250.3 million, generating record operating income of $26.5 million and a combined ratio of 93.5 percent. This compares to gross written premiums of $212.6 million, operating income of $15.9 million and a combined ratio of 96.7 percent during 2004. Select Markets' combined ratios for 2005 and 2004 included $2.5 million and 1.2 million in hurricane losses, respectively.

    Public Entity -- Gross written premiums for the 2005 fourth quarter were $12.0 million, generating operating income of $3.9 million, versus gross written premiums of $13.2 million and operating income of $1.8 million for the quarter ended Dec. 31, 2004. The combined ratio for the 2005 fourth quarter was 81.4 percent versus
95.5 percent a year earlier.
    For the year ended Dec. 31, 2005, gross written premiums for Public Entity were $67.0 million, generating record operating income of $9.4 million and a combined ratio of 92.3 percent. This compares to gross written premiums of $87.9 million, operating income of $3.4 million and a combined ratio of 98.2 percent for the year ended Dec. 31, 2004. Public Entity's combined ratios for 2005 and 2004 included $2.9 million and $1.4 million in hurricane losses, respectively.

    Risk Management -- Gross written premiums were $11.0 million for the three months ended Dec. 31, 2005, resulting in operating income of $5.5 million, compared to gross written premiums of $44.8 million and operating income of $8.3 million for the same period in 2004. For the fourth quarter, the combined ratio in this segment was 122.0 percent versus 99.8 percent a year earlier.
    For the year ended Dec. 31, 2005, gross written premiums for Risk Management were $118.6 million, generating operating income of $20.3 million and a combined ratio of 115.1 percent. For the year ended Dec. 31, 2004, gross written premiums were $181.7 million, generating operating income of $22.0 million and a combined ratio of 106.9 percent.
    As previously disclosed in the third quarter of 2005, renewal rights to a majority of the business that comprised Risk Management were sold to XL America, Inc. The fourth quarter and year-to-date results reflect this transaction.

    CONFERENCE CALL

    Argonaut Group will conduct an investor conference call at 11:00 a.m. EST (10:00 a.m. CST) on Wednesday, Feb. 8, 2006. The conference call can be accessed by visiting Argonaut Group's investor relations Web page at www.argonautgroup.com and clicking on "investor relations," or by telephone toll free at 866-831-6162 (pass code:
94605868). The international dial-in number for the conference call is 617-213-8852. A replay of the conference call will be available approximately one hour after the call's completion on Argonaut Group's investor relations Web page, or by telephone toll free at 888-286-8010 (pass code: 81973294). If calling from abroad, please access the conference call replay by dialing 617-801-6888.

    FORWARD-LOOKING STATEMENTS DISCLOSURE

    This news release contains "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, development of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company's products, the effect of general economic conditions, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. For a more detailed discussion of risks and uncertainties, see the Company's public filings made with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward-looking statements.

    ABOUT ARGONAUT GROUP, INC.

    Headquartered in San Antonio, Argonaut Group, Inc. (NASDAQ:AGII) is a national underwriter of specialty insurance products in niche areas of the property and casualty market, with approximately $3.4 billion in assets. Through its insurance subsidiaries, Argonaut Group offers a full line of high quality products and services designed to meet the unique coverage and claims handling needs of businesses in three primary segments: Excess and Surplus Lines, Select Markets, and Public Entity. Members of Argonaut Group include Colony Group, Argonaut Specialty, Rockwood Casualty, Great Central, Grocers Insurance, Trident Insurance Services, and Argonaut Insurance Company. Information on Argonaut Group and its subsidiaries is available at www.argonautgroup.com.


                         ARGONAUT GROUP, INC.
                     CONSOLIDATED BALANCE SHEETS
               (in millions, except per share amounts)


                                                    December 31,
                                                  2005        2004
                                                ----------  ----------
                                               (unaudited)

                    Assets
 Total investments                             $  2,173.0  $  1,783.9
 Cash and cash equivalents                           29.7        31.7
 Accrued investment income                           17.4        16.9
 Receivables                                        736.5       847.3
 Goodwill                                           106.3       106.3
 Other assets                                       341.7       287.1
                                                ----------  ----------
                 Total assets                  $  3,404.6  $  3,073.2
                                                ==========  ==========

     Liabilities and Shareholders' Equity
 Reserves for losses and loss adjustment
  expenses                                     $  1,875.4  $  1,607.5
 Unearned premiums                                  475.8       390.8
 Other liabilities                                  337.3       471.5
                                                ----------  ----------
              Total liabilities                   2,688.5     2,469.8

 Total shareholders' equity                         716.1       603.4
                                                ----------  ----------
  Total liabilities and shareholders' equity   $  3,404.6  $  3,073.2
                                                ==========  ==========

 Book value per common share - basic           $    23.48  $    21.78
                                                ==========  ==========
 Book value per common share - diluted (a)     $    21.73  $    19.68
                                                ==========  ==========


(a) Book value per common share - diluted, includes the impact of the Series A Mandatory Convertible Preferred Stock on an as if converted basis.


                         ARGONAUT GROUP, INC.
                         FINANCIAL HIGHLIGHTS
                             ALL SEGMENTS
          (in millions, except share and per share amounts)


                            Three Months Ended    Twelve Months Ended
                               December 31,          December 31,
                           --------------------- ---------------------
                              2005       2004       2005       2004
                               (unaudited)          (unaudited)

Gross Written Premiums     $   280.3  $   220.2  $ 1,055.7  $   903.4
Net Written Premiums           202.3      162.9      769.4      669.5

Earned Premiums                187.8      165.6      699.0      633.9
Net Investment Income           23.0       18.5       83.9       65.1
Gains on Sales of
 Investments                     1.6        2.4        3.3        5.2
                            ---------  ---------  ---------  ---------
  Total Revenue                212.4      186.5      786.2      704.2

Losses and Loss Adjustment
 Expenses                      104.4       99.7      427.2      409.7
Underwriting, Acquisition
 and Insurance Expense          77.3       57.1      262.5      222.8
Interest Expense                 3.0        3.5       15.0       11.0
                            ---------  ---------  ---------  ---------
  Total Expenses               184.7      160.3      704.7      643.5

Income Before Tax               27.7       26.2       81.5       60.7
Income Tax Provision             9.4        8.9       26.1       12.8
Change in Deferred Tax
 Valuation Allowance            (7.1)      (8.9)     (25.1)     (23.9)
                            ---------  ---------  ---------  ---------
   Net Income              $    25.4  $    26.2  $    80.5  $    71.8
                            =========  =========  =========  =========

Net Income:
  From Operations          $    26.1  $    23.8  $    78.2  $    55.5
  From Sale of Investments       1.6        2.4        3.3        5.2
                            ---------  ---------  ---------  ---------
Income Before Taxes             27.7       26.2       81.5       60.7
Income Tax Provision
 (Benefit)                       2.3          -        1.0      (11.1)
                            ---------  ---------  ---------  ---------
Total Net Income:          $    25.4  $    26.2  $    80.5  $    71.8
                            =========  =========  =========  =========

Net Income per Common
 Share (Basic):            $    0.86  $    0.92  $    2.73  $    2.51
                            =========  =========  =========  =========

Net Income per Common
 Share (Diluted):          $    0.76  $    0.84  $    2.53  $    2.33
                            =========  =========  =========  =========

Weighted Average Common
 Shares (000's):
   Basic                    30,151.3   27,681.0   28,611.4   27,638.5
                            =========  =========  =========  =========
   Diluted                  33,238.0   30,900.0   31,750.7   30,792.3
                            =========  =========  =========  =========


                         ARGONAUT GROUP, INC.
                             SEGMENT DATA
                            (in millions)


                            Three Months Ended   Twelve Months Ended
                               December 31,          December 31,
                            -------------------- ---------------------
                              2005       2004       2005       2004
                                (unaudited)          (unaudited)

Excess & Surplus Lines
----------------------
 Gross Written Premiums     $  178.1    $105.6    $ 619.8    $ 421.2
 Net Written Premiums          127.1      79.0      451.3      309.6
 Earned Premiums               112.5      79.1      374.9      305.1
 Underwriting Income        $   12.8    $  9.8    $  27.7    $  15.9
 Net Investment Income           8.8       5.6       30.0       21.0
                             ---------   -------   --------   --------
 Operating Income Before
  Taxes                     $   21.6    $ 15.4    $  57.7    $  36.9
                             =========   =======   ========   ========
 Loss Ratio                     57.8  %   59.7  %    61.6  %    65.4 %
 Expense Ratio                  30.8  %   27.9  %    31.0  %    29.4 %
                             ----------  --------  ---------  --------
 GAAP Combined Ratio            88.6  %   87.6 %     92.6  %    94.8 %
                             ==========  =======   =========  ========
 GAAP Combined Ratio
  excluding Hurricane
  Losses                        87.3  %   87.6 %     90.1  %    90.0 %
                             ==========  =======   =========  ========

Select Markets
--------------
 Gross Written Premiums     $   79.2    $ 56.6    $ 250.3    $ 212.6
 Net Written Premiums           68.3      46.3      210.0      176.9
 Earned Premiums                51.3      43.9      188.1      151.1
 Underwriting Income        $    5.4    $  1.8    $  12.2    $   4.9
 Net Investment Income           3.9       3.2       14.3       11.0
                             ---------   -------   --------   --------
 Operating Income Before
  Taxes                     $    9.3    $  5.0    $  26.5    $  15.9
                             =========   =======   ========   ========
 Loss Ratio                     62.1  %   67.1 %     63.4  %    66.6 %
 Expense Ratio                  27.3  %   29.0 %     30.1  %    30.1 %
                             ----------  -------   ---------  --------
 GAAP Combined Ratio            89.4  %   96.1 %     93.5  %    96.7 %
                             ==========  =======   =========  ========
 GAAP Combined Ratio
  excluding Hurricane
  Losses                        88.8  %   96.1 %     92.2  %    96.0 %
                             ==========  =======   =========  ========

Public Entity
-------------
 Gross Written Premiums     $   12.0    $ 13.2    $  67.0    $  87.9
 Net Written Premiums            9.1       6.7       50.8       67.6
 Earned Premiums                13.6      17.1       59.3       61.7
 Underwriting Income        $    2.5    $  0.7    $   4.5    $   1.1
 Net Investment Income           1.4       1.1        4.9        2.3
                             ---------   -------   --------   --------
 Operating Income Before
  Taxes                     $    3.9    $  1.8    $   9.4    $   3.4
                             =========   =======   ========   ========
 Loss Ratio                     39.9  %   62.4 %     55.8  %    64.7 %
 Expense Ratio                  41.5  %   33.1 %     36.5  %    33.5 %
                             ----------  -------   ---------  --------
 GAAP Combined Ratio            81.4  %   95.5 %     92.3  %    98.2 %
                             ==========  =======   =========  ========
 GAAP Combined Ratio
  excluding Hurricane
  Losses                        81.8  %   95.5 %     87.6  %    96.2 %
                             ==========  =======   =========  ========

Risk Management
---------------
 Gross Written Premiums     $   11.0    $ 44.8    $ 118.6    $ 181.7
 Net Written Premiums           (2.2)     30.9       57.3      115.4
 Earned Premiums                10.4      25.5       76.7      116.0
 Underwriting Income (Loss) $   (2.3)   $  0.2    $ (11.6)   $  (7.9)
 Net Investment Income           7.8       8.1       31.9       29.9
                             ---------   -------   --------   --------
 Operating Income Before
  Taxes                     $    5.5    $  8.3    $  20.3    $  22.0
                             =========   =======   ========   ========
 Loss Ratio                     19.9  %   52.5  %    60.1  %    62.1 %
 Expense Ratio                 102.1  %   47.3  %    55.0  %    44.8 %
                             ----------  --------  ---------  --------
 GAAP Combined Ratio           122.0  %   99.8 %    115.1  %   106.9 %
                             ==========  =======   =========  ========


                         ARGONAUT GROUP, INC.
           RECONCILIATION OF OPERATING INCOME TO NET INCOME
                            (in millions)


                              Three Months Ended   Twelve Months Ended
                                 December 31,        December 31,
                              ------------------   -------------------
                                2005      2004       2005      2004
                              --------  --------   --------  ---------
                                 (unaudited)         (unaudited)

Operating income (loss)
 Excess & Surplus Lines       $   21.6  $   15.4   $   57.7  $   36.9
 Select Markets                    9.3       5.0       26.5      15.9
 Public Entity                     3.9       1.8        9.4       3.4
 Risk Management                   5.5       8.3       20.3      22.0
 Run-off lines                    (6.2)        -      (12.5)        -
 Corporate & other                (8.0)     (6.7)     (23.2)    (22.7)
                               --------  --------   --------  --------
Total operating income            26.1      23.8       78.2      55.5
 Net realized investment
  gains                            1.6       2.4        3.3       5.2
                               --------  --------   --------  --------
Total income before income
 taxes                            27.7      26.2       81.5      60.7
Provision (benefit) for
 income taxes                      2.3         -        1.0     (11.1)
                               --------  --------   --------  --------
Net income                    $   25.4  $   26.2   $   80.5  $   71.8
                               ========  ========   ========  ========

    CONTACT: Argonaut Group, Inc., San Antonio
             Mark Haushill, 210-321-8400